U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017

Commission file number: 333-216783

TEAM 360 SPORTS INC.
(Exact name of registrant as specified in its charter)

Nevada	33-1227600
State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization	Identification No.)

Sandor Miklos

163 Killian Rd.

Maple, Ontario, Canada LGA 1A8

(Address of principal executive offices)

(647) 292-5330

(Registrant’s telephone number, including area code)

Securities registered under Section 12(b) of the Exchange Act:

None.

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, $0.001 par value per share

(Title of Class)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENT

Item 4.01 Changes in Registrant's Certifying Accountant

(a) Registrant has engaged Kristofer Heaton and Heaton & Company, PLLC ("Heaton") as its Certifying Accountant effective September 18, 2017. During the Registrant’s two most recent fiscal years and through September 18, 2017, neither the Registrant nor anyone acting on the Registrant’s behalf consulted Heaton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that Heaton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Team 360 Sports Inc.

By:  /s/ Sandor Miklos

Name:  Sandor Miklos

Title: Chief Executive Officer and President

Dated: September 19, 2017

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